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EXHIBIT 11 - STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS


                         COMMUNITY BANCSHARES, INC.
                 COMPUTATION OF NET INCOME PER COMMON SHARE

The following tabulation presents the calculation of primary and fully diluted earnings per common share for the years ended December 31, 2000, 1999 and 1998.

                                                                  2000             1999            1998
                                                              -------------    ------------    ------------
Reported net income/(loss) ...............................    $ (2,214,931)    $  1,658,110    $  3,579,493
                                                              ============     ============    ============

Earnings/(loss) on common shares .........................    $ (2,214,931)    $  1,658,110    $  3,579,493
                                                              ============     ============    ============

Weighted average common shares outstanding - basic .......       4,460,295        4,429,303       3,994,798
                                                              ============     ============    ============

Earnings/(loss) per common share- basic
  Income from continuing operations ......................    $      (0.50)    $        .37    $        .90
                                                              ============     ============    ============

  Net income/(loss) ......................................    $      (0.50)    $        .37    $        .90
                                                              ============     ============    ============

Weighted average common shares outstanding - diluted .....       4,671,430        4,595,072       4,052,259
                                                              ============     ============    ============

Earnings/(loss) per common share- diluted
  Income from continuing operations ......................    $      (0.47)    $        .36    $        .88
                                                              ============     ============    ============

  Net income/(loss) ......................................    $      (0.47)    $        .36    $        .88
                                                              ============     ============    ============



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